UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

HF FOODS GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6001 W. Market Street Greensboro, NC (Address of Principal Executive Offices)	27409 (Zip Code)

Registrant’s telephone number, including area code: (336) 268-2080

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which Registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07. Submission of Matters to a Vote of Security Holders.

HF Foods Group Inc., a Delaware corporation (the “Company” or “HF Group”) held a Special Meeting of Shareholders (the “Special Meeting”) on October 28, 2019, at HF Group’s offices at 6001 W. Market Street Greensboro, NC 27409 at 10:00 am local time. An aggregate of 22,350,211 shares of Company common stock were entitled to vote at the Special Meeting, and a total of 18,686,736 shares, constituting a quorum, were represented in person or by proxy.

At the Special Meeting, the shareholders of the Company voted on the following proposals:

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Proposal One: To approve the authorization for HF Group’s board of directors to complete a business combination under the terms of a merger agreement, dated as of June 21, 2019 (the “Merger Agreement”), by and among HF Group, B&R Merger Sub Inc., B & R Global Holdings, Inc., the B&R Global stockholders, and Xiao Mou Zhang, as representative of the stockholders. This proposal is referred to as the Business Combination Proposal.

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Proposal Two: To approve the amendment of the amended and restated certificate of incorporation of HF Group to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000. This proposal is referred to as the Authorized Share Proposal.

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Proposal Three: To approve the amendment of the amended and restated certificate of incorporation of HF Group to add provisions requiring that certain actions of the Board of Directors require a two-thirds vote of the Board of Directors to approve. This proposal is referred to as the Board Voting Proposal.

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Proposal Four: To approve the issuance of more than 20% of the issued and outstanding shares of common stock of HF Group pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the Nasdaq Proposal.

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Proposal Five: To approve the adjournment of the special meeting in the event HF Group does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the Business Combination Adjournment Proposal.

Each of these proposals is described in more detail in the Company’s definitive proxy statement, dated September 25, 2019, mailed to Shareholders October 3, 2019. The voting results for each of the proposals are detailed below:

	For	Against	Abstentions
Proposal One: Business Combination Proposal Vote	17,896,820	773	470
Proposal Two: Authorized Share Proposal Vote	18,512,402	86,842	87,490
Proposal Three: Board Voting Proposal Vote	17,897,583	788,777	376
Proposal Four: Nasdaq Proposal Vote	17,827,895	69,792	376

Proposal Five. There being a quorum present and sufficient votes in favor of Proposals One, Two, Three and Four, the Shareholders were not asked to vote with respect to Proposal Five.

Item 8.01. Other Events.

Regulatory Approval Required for the Merger

The Premerger Waiting Period established by the Premerger Notification Office of the Federal Trade Commission (“FTC”), following the receipt by the FTC and the Antitrust Division of the Department of Justice (“DOJ”) of completed Notification and Report Forms from all parties with respect to the proposed acquisition by HF Foods Group Inc. of certain voting securities of B&R Global Holdings, Inc. (the “Merger”), expired on October 25, 2019 at 11:59 pm. No action was taken by either the FTC or the DOJ with respect to the notification and report.

The foregoing information should be read in conjunction with the definitive proxy statement filed with the Securities and Exchange Commission on October 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: October 29, 2019	/s/ Caixuan Xu
Caixuan Xu
Chief Financial Officer and Principal Accounting Officer